UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2010

Helix Energy Solutions Group, Inc.
(Exact name of registrant as specified in its charter)

Minnesota (State or other jurisdiction of incorporation)	001-32936 (Commission File Number)	95-3409686 (IRS Employer Identification No.)
400 North Sam Houston Parkway East, Suite 400 Houston, Texas (Address of principal executive offices)	281-618-0400 (Registrant’s telephone number, including area code)	77060 (Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06.   Material Impairments.

 Helix Energy Solutions Group, Inc. (“Helix”) is finalizing its mid-year review of its estimated proved reserves associated with its existing oil and gas properties.  As a result of the information contained in such review, on June 28, 2010, Helix’s management concluded that it will be required  to record estimated non-cash, pre-tax impairment charges ranging from approximately $160 million to $180 million to its oil and gas properties that will be included in Helix’s unaudited consolidated statement of operations for the quarter ended June 30, 2010.  Helix does not expect these impairment charges to impact its cash flow or cash balances.

Helix has retained an independent petroleum reservoir engineering firm to prepare a mid-year reserve report. The engineering firm has not yet finalized its report but has provided preliminary data which indicates a significant reduction in the estimated proved reserves that Helix reported in its Annual Report on Form 10-K for the period ended December 31, 2009 (“Annual Report”).  Helix estimates reductions of proved reserves ranging from approximately 140 to 150 billion cubic feet of natural gas equivalents which results in the previously discussed non-cash impairment charges.  These reductions and the resulting impairment charges are primarily the result of:

·	updated information regarding the well performance of some of Helix’s properties, including the oil and gas wells in the Bushwood field, and
·	the reassessment of the field economics of some of Helix’s oil and gas fields in the Gulf of Mexico.

Helix is in the process of determining its second quarter operating results for 2010.  Helix has not yet finalized its mid-year oil and gas property impairment assessment as it awaits delivery of the final independent petroleum reservoir engineering firm’s reserve report.   The final reported impairment charges could differ from the estimates set forth above.   Helix will provide final impairment charges in connection with the release of its second-quarter 2010 results of operations currently scheduled to be released on Wednesday, July 28, 2010.

Item 7.01 Regulation FD Disclosure.

On July 1, 2010, Helix issued a press release containing information related to its divestment efforts and mid-year reserves, including the non-cash, pre-tax impairment charges. Attached hereto as Exhibit 99.1, and incorporated by reference herein, is that press release.

This information is not deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or otherwise subject to the liabilities of that section, and such information is not incorporated by reference into any registration statements or other document filed under the Securities Act of 1933, as amended (“Securities Act”), or the Exchange Act, regardless of the general incorporation language contained in such filing, except as shall be expressly set forth by specific reference to this filing.

Item 9.01   Financial Statements and Exhibits.

(c)           Exhibits.

Number                      Description
----------                      --------------

99.1	Press Release of Helix Energy Solutions Group, Inc. dated July 1, 2010 regarding Helix’s Oil and Gas Divestment Efforts and Mid-Year Reserves.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:           July 1, 2010

      HELIX ENERGY SOLUTIONS GROUP, INC.

       By:              /s/ Anthony Tripodo
    Anthony Tripodo
       Executive Vice President and Chief Financial Officer